Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80081, 333-33130, 333-47388, 333-70620 and 333- 98135) of Silicon Storage Technology, Inc. of our report dated February 8, 2004, except for Note 11, which is as of March 8, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10- K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California

March 15, 2004